Exhibit No.(i) - Mid America federal Savings Bank Employee Stock Ownership Plan;
                                  as amended.

                       MID AMERICA FEDERAL SAVINGS BANK

                         EMPLOYEE STOCK OWNERSHIP PLAN


       (Adopted effective July 1, 1989, and conformed to amendments made effective July 1, 1991, January 28, 1992,  January 1, 1993,
                 July 1, 1993, July 1, 1994 and July 1, 1995.)

                               TABLE OF CONTENTS
Section 1.   Plan Identity......................................  1

        1.1  Name...............................................  1
        1.2  Purpose............................................  1
        1.3  Effective Date.....................................  1
        1.4  Fiscal Period......................................  1
        1.5  Single Plan for All Employers......................  1
        1.6  Interpretation of Provisions.......................  1

Section 2.   Definitions........................................  2

Section 3.   Eligibility for Participation...................... 14

        3.1  Initial Eligibility................................ 14
        3.2  Definition of Eligibility Year..................... 15
        3.3  Terminated or Part-Time Employees.................. 15
        3.4  Certain Employees Ineligible....................... 15
        3.5  Waiver of Participation............................ 15
        3.6  Participation and Reparticipation.................. 16

Section 4.   Employer Contributions and Credits................. 16

        4.1  Discretionary Contributions........................ 16
        4.2  Contributions for Stock Obligations................ 16
        4.3  Definitions Related to Contribution................ 18
        4.4  Conditions as to Contributions..................... 19

Section 5.   Limitations on Contributions and Allocations....... 20

        5.1  Limitation on Annual Additions..................... 20
        5.2  Coordinated Limitation With Other Plans............ 20
        5.3  Effect of Limitations.............................. 22
        5.4  Limitations as to Certain Participants............. 22

Section 6.   Trust Fund and Its Investment...................... 23

        6.1  Creation of Trust Fund............................. 23
        6.2  Stock Fund and Investment Fund..................... 24
        6.3  Acquisition of Stock............................... 24


        6.4  Participants' Option to Diversify.......................25

Section 7.   Voting Rights and Dividends on Stock....................26

        7.1  Voting of Stock.........................................26
        7.2  Dividends on Stock......................................27

Section 8.   Adjustments to Accounts.................................27

        8.1  Adjustments for Transactions............................27
        8.2  Valuation of Investment Fund............................28
        8.3  Adjustments for Investment Experience...................28

Section 9.   Vesting of Participants' Interests......................29

        9.1  Deferred Vesting in Accounts............................29
        9.2  Computation of Vesting Years............................29
        9.3  Full Vesting Upon Certain Events........................30
        9.4  Full Vesting Upon Plan Termination......................30
        9.5  Forfeiture. Repayment, and Restoral.....................30
        9.6  Accounting for Forfeitures..............................31
        9.7  Vesting and Nonforfeitability...........................31

Section 10.  Payment of Benefits.....................................32

       10.1  Benefits for Participants...............................32
       10.2  Benefits on a Participant's Death.......................33
       10.3  Marital Status..........................................34
       10.4  Delay in Benefit Determination..........................34
       10.5  Accounting for Benefit Payments.........................34
       10.6  Options to Receive and Sell Stock.......................34
       10.7  Restrictions on Disposition of Stock....................35
       10.8  Deemed Distribution.....................................36
       10.9  Type of Payment.........................................36

Section 11.  Rules Governing Benefit Claims and Review of Appeals....37

       11.1  Claim for Benefits......................................37
       11.2  Notification by Committee...............................37
       11.3  Claims Review Procedure.................................38

Section 12.  The Committee and Its Function..........................38

      12.1  Authority of Committee........................................... 38
      12.2  Identity of Committee............................................ 39
      12.3  Duties of Committee.............................................. 39
      12.4  Valuation of Stock............................................... 40
      12.5  Compliance with ERISA............................................ 41
      12.6  Action by Committee.............................................. 41
      12.7  Execution of Documents........................................... 41
      12.8  Adoption of Rules................................................ 41
      12.9  Responsibilities to Participants................................. 42
      12.10 Alternative Payees in Event of Incapacity........................ 42
      12.11 Indemnification by Employers..................................... 42
      12.12 Nonparticipation by Interested Member............................ 42

Section 13. Adoption. Amendment, or Termination of the....................... 43

      13.1  Adoption of Plan by Other Employers.............................. 43
      13.2  Adoption of Plan by Successor.................................... 43
      13.3  Plan Adoption Subject to Qualification........................... 44
      13.4  Right to Amend or Terminate...................................... 44

Section 14. Miscellaneous Provisions......................................... 45

      14.1  Plan Creates No Employment Rights................................ 45
      14.2  Nonassignability of Benefits..................................... 46
      14.3  Limit of Employer Liability...................................... 46
      14.4  Treatment of Expenses............................................ 46
      14.5  Number and Gender................................................ 46
      14.6  Nondiversion of Assets........................................... 47
      14.7  Separability of Provisions....................................... 47
      14.8  Service of Process............................................... 47
      14.9  Governing State Law.............................................. 47
      14.10 Special Rules for Persons Subject to Section 16(b) Requirements.. 47

Section 15. Top-Heavy Provisions............................................. 48

      15.1  Determination of Top-Heavy Status................................ 48
      15.2  Minimum Contributions............................................ 50
      15.3  Minimum Vesting.................................................. 51
      15.4  Maximum Compensation............................................. 52

                       MID AMERICA FEDERAL SAVINGS BANK
                         EMPLOYEE STOCK OWNERSHIP PLAN


Section 1.  Plan Identity.

     1.1 Name. The name of this Plan is "Mid America Federal Savings Bank Employee Stock Ownership Plan".

     1.2 Purpose. The purpose of this Plan is to describe the terms and conditions under which contributions made pursuant to the Plan will be credited and paid to the Participants and their Beneficiaries.

     1.3 Effective Date. The Effective Date of this Plan is July 1, 1989.

     1.4 Fiscal Period. This Plan shall be operated on the basis of a July 1 - June 30 fiscal year for the purpose of keeping the Plan's books and records and distributing or filing any reports or returns required by law.

     1.5 Single Plan for All Employers. This Plan shall be treated as a single plan with respect to all participating Employers for the purpose of crediting contributions and forfeitures and distributing benefits, determining whether there has been any termination of Service, and applying the limitations set forth in Section 5.

     1.6 Interpretation of Provisions. The Employers intend this Plan and the Trust to be a qualified stock bonus plan under Section 401(a) of the Code and an employee stock ownership plan within the meaning of Section 407(d)(6) of ERISA and Section 4975(e)(7) of the Code. The Plan is intended to have its assets invested primarily in qualifying employer securities of one or more Employers within the meaning of Section 407(d)(3) of ERISA, and to satisfy any requirement under ERISA or the Code applicable to such a plan. Accordingly, the Plan and Trust Agreement shall be interpreted and applied in a manner consistent with this intent and shall be administered at all times and in all respects in a nondiscriminatory manner.

     Section 2. Definitions. The following capitalized words and phrases shall have the meanings specified when used in this Plan and in the Trust Agreement, unless the context clearly indicates otherwise:

          "Account" means a Participant's interest in the assets accumulated under this Plan as expressed in terms of a separate account balance which is periodically adjusted to reflect his Employer's contributions, the Plan's investment experience, and distributions and forfeitures.

          "Active Participant" means any Employee who has satisfied the eligibility requirements of Section 3 and who qualifies as an Active Participant for a particular Plan Year under Section 4.3.

          "Beneficiary" means the person or persons who are designated by a Participant to receive benefits payable under the Plan on the Participant's death. In the absence of any designation or if all the designated Beneficiaries shall die before the Participant dies or shall die before all benefits have been paid, the Participant's Beneficiary shall be his surviving spouse, if any, or his estate if he is not survived by a spouse. The Committee may rely upon the advice of the Participant's executor or administrator as to the identify of the Participant's spouse.

          "Break in Service" means any five or more consecutive 12-month periods beginning July 1 in which an Employee has 500 or fewer Hours of Service per period.

Solely for this purpose, an Employee shall be considered employed for his normal hours of paid employment during a Recognized Absence, unless he does not resume his Service at the end of the Recognized Absence. Further, if an Employee is absent for any period beginning on or after January 1, 1985, (i) by reason of the Employee's pregnancy, (ii) by reason of the birth of the Employee's child,
(iii) by reason of the placement of a child with the Employee in connection with the Employee's adoption of the child, or (iv) for purposes of caring for such child for a period beginning immediately after such birth or placement, the Employee shall be credited with the Hours of Service which would normally have been credited but for such absence, up to a maximum of 501 Hours of Service, in the first 12-month period which would otherwise be counted toward a Break in Service.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Committee" means the committee responsible for the administration of this Plan in accordance with Section 12.

          "Company" means Mid America Federal Savings Bank, and any entity which succeeds to the business of Mid America Federal Savings Bank and adopts this Plan as its own pursuant to Section 14.2.

          "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

          "Disability" means only a disability which renders the Participant unable, as a result of bodily or mental disease or injury, to perform the duties for an Employer for which he was responsible prior to the occurrence of such bodily or mental disease or injury, which disability is expected to be permanent or of long and indefinite duration. However, this term shall not include any disability directly or indirectly resulting from or related to habitual drunkenness or addiction to narcotics, a criminal act occurring while compensation to the Participant is suspended, or any injury which is intentionally self-inflicted. Further, this term shall apply only if (i) the Participant is sufficiently disabled to qualify for the payment of disability benefits under the federal Social Security Act or Veterans Disability Act; or (ii) the Participant's disability is certified by a physician selected by the Committee.

          Unless the Participant is sufficiently disabled to qualify for disability benefits under the federal Social Security Act or Veterans Disability Act, the Committee may require the Participant to be appropriately examined from time to time by one or more physicians chosen by the Committee, and no Participant who refuses to be examined shall be treated as having a disability. In any event, the Committee's good faith decision as to whether a Participant's Service has been terminated by disability shall be final and conclusive.

          "Distributee" means an Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(q) of the Code, are Distributees with regard to the interest of the Spouse or former spouse.

          "Early Retirement" means retirement on or after a Participant's attainment of age 55.

          "Effective Date" means July 1, 1989.

     "Eligible Retirement Plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in
Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is an individual retirement account or an individual retirement annuity.

          "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an Eligible Rollover distribution may not include:

               (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee and the Distributee's designated Beneficiary; or

               (b) any distribution for a specified period of ten years or more; or

               (c) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; or

               (d) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer Stock).

               "Employee" means any individual who is or has been employed or self-employed by an Employer. "Employee" also means an individual employed by a leasing organization who, pursuant to an agreement between an Employer and the leasing organization, has performed services for the Employer and any related persons (within the meaning of Section 414(n)(6) of the Code) on a substantially full-time basis for more than one year, if such services are of a type historically performed by employees in the Employer's business field. However, such a "leased employee" shall not be considered an Employee if (i) he participates in a money purchase pension plan sponsored by the leasing organization which provides for immediate participation, immediate full vesting, and an annual contribution of at least 10 percent of the Employee's Total Compensation, and (ii) leased employees do not constitute more than 20 percent of the Employer's total work force (including leased employees, but excluding Highly Paid Employees and any other employees who have not performed services for the Employer on a substantially full-time basis for at least one year).

          "Employer" means the Company or any affiliate within the purview of section 414(b), (c) or (m) and 415(h) of the Code, any other corporation, partnership, or proprietorship which adopts this Plan with the Company's consent pursuant to Section 13.1, and any entity which succeeds to the business of any Employer and adopts the Plan pursuant to Section 13.2.

          "Entry Date" means January 1 and July 1 of each Plan Year.

          "ERISA" means the Employee Retirement Income Security Act of 1974 (P.L. 93-406, as amended).

          "Highly Paid Employee" for any Plan Year means an Employee who, during either of that or the immediately preceding Plan Year, (i) owned more than five percent of the outstanding equity interest or the outstanding voting interest in any Employer, (ii) had Total Compensation exceeding $75,000 (as adjusted pursuant to section 415(d) of the Code), (iii) had Total Compensation exceeding $50,000 (as adjusted pursuant to section 415(d) of the Code) and was among the most highly compensated one-fifth of all Employees, or (iv) was at any time an officer of an Employer and had Total Compensation exceeding $45,000 (or 1.5 times the currently applicable dollar limit under Section 415(b)(1)(A) of the
Code). For this purpose:

          (a) "Total Compensation" shall include any amount which is excludable from the Employee's gross income for tax purposes pursuant to Sections 125, 402(a)(8), 402(h)(1)(B), or 403(b) of the Code.

          (b) The number of Employees in "the most highly compensated one-fifth of all Employees" shall be determined by taking into account all individuals working for all related employer entities described in the definition of "Service", but excluding any individual who has not completed six months of Service, who normally works fewer than 17-1/2 hours per week or in fewer than six months per year, who has not reached age 21, whose employment is covered by a collective bargaining agreement, or who is a nonresident alien who receives no earned income from United States sources.

          (c) The number of individuals counted as "officers" shall not be more than the lesser of (i) 50 individuals and (ii) the greater of 3 individuals or 10 percent of the total number of Employees. If no officer earns more than $45,000 (or the adjusted limit), then the highest paid officer shall be a Highly Paid Employee.

          (d) A former employee shall be treated as a highly compensated employee if such employee was a highly paid employee when such employee separated from service, or if such employee was a highly paid employee at any time after attaining age 55.

     In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each Employee taken into account under the Plan shall not exceed the 1993 Omnibus Budget Reconciliation Act (OBRA '93) annual compensation limit. the OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a) (17) of the Internal Revenue Code. the cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

     For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

     If compensation for any prior determination period is taken into account is determining an Employee's benefits accruing in the current Plan Year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

          "Hours of Service" means hours to be credited to an Employee under the following rules:

          (a) Each hour for which an Employee is paid or is entitled to be paid for services to an Employer is an Hour of Service.

          (b) Each hour for which an Employee is directly or indirectly paid or is entitled to be paid for a period of vacation, holidays, illness, disability, lay-off, jury duty, temporary military duty, or leave of absence is an Hour of Service. However, except as otherwise specifically provided, no more than 501 Hours of Service shall be credited for any single continuous period which an Employee performs no duties. Further, no Hours of Service shall be credited on account of payments made solely under a plan maintained to comply with worker's compensation, unemployment compensation, or disability insurance laws, or to reimburse an Employee for medical expenses.

          (c) Each hour for which back pay (ignoring any mitigation of damages) is either awarded or agreed to by an Employer is an Hour of Service. However, no more than 501 Hours of Service shall be credited for any single continuous period during which an Employee would not have performed any duties.

          (d) Hours of Service shall be credited in any one period only under one of the foregoing paragraphs (a), (b) and (c); an Employee may not get double credit for the same period.

          (e) If an Employer finds it impractical to count the actual Hours of Service for any class or group of non-hourly Employees, each Employee in that class or group shall be credited with 45 Hours of Service for each weekly pay period in which he has at least one Hour of Service. However, an Employee shall be credited only for his normal working hours during a paid absence.

          (f) Hours of Service to be credited on account of a payment to an Employee (including back pay) shall be recorded in the period of Service for which the payment was made. If the period overlaps two or more Plan Years, the Hours of Service credit shall be allocated in proportion to the respective portions of the period included in the several Plan Years. However, in the case of periods of 31 days or less, the Administrator may apply a uniform policy of crediting the Hours of Service to either the first Plan Year or the second.

          (g) In all respects an Employee's Hours of Service shall be counted as required by Section 2530.200b-2(b) and (c) of the Department of Labor's regulations under Title I of ERISA.

          "Investment Fund" means that portion of the Trust Fund consisting of assets other than Stock.

          "Normal Retirement Date" means a Participant's 65th birthday.

          "Participant" means any Employee who is participating in the Plan, or who has previously participated in the Plan and still has a balance credited to his Account.

          "Plan Year" means each period of 12 consecutive months beginning on July 1 of 1989 and each succeeding year.

          "Recognized Absence" means a period for which -

          (a) an Employer grants and Employee a leave of absence for a limited period, but only if an Employer grants such leaves on a nondiscriminatory basis; or

          (b) an Employee is temporarily laid off by an Employer because of a change in business conditions; or

          (c) an Employee is on active military duty, but only to the extent that his employment rights are protected by the Military Selective Service Act of 1967 (38 U.S.C. sec. 2021).

          "Service" means an Employee's period(s) of employment or self-employment with an Employer, excluding for initial eligibility purposes any period in which the individual was a nonresident alien and did not receive from an Employer any earned income which constituted income from sources within the United States. An Employee's Service shall include any service which constitutes service with a predecessor employer within the meaning of Section 414(a) of the Code. An Employee's Service shall also include any service with an entity which is not an Employer, but only either (i) for a period after 1975 in which the other entity is a member of a controlled group of corporations or is under common control with other trades and businesses within the meaning of Section 414(b) or 414(c) of the Code, and a member of the controlled group or one of the trades and businesses is an Employer, or (ii) for a period after 1979 in which the other entity is a member of an affiliated service group within the meaning of Section 414(m) of the Code, and a member of the affiliated service group is an Employer.

          "Spouse" means the individual, if any, to whom a Participant is lawfully married on the date benefit payments to the Participant are to begin, or on the date of the

Participant's death, if earlier.

          "Stock" means shares of the Company's voting common stock or preferred stock meeting the requirements of Section 409(e)(3) of the Code issued by an Employer or an affiliated corporation.

          "Stock Fund" means that portion of the Trust Fund consisting of Stock.

          "Stock Obligation" means an indebtedness arising from any extension of credit to the Plan or the Trust which was obtained for the purpose of buying Stock and which satisfies the requirements set forth in Section 6.3.

          "Total Compensation" means a Participant's wages, salary, overtime, bonuses, commissions, and any other amounts received for personal services rendered while in Service from any Employer or an affiliate (within the purview of Section 414(b), (c), and (m) of the Code), plus his earned income from any such entity as defined in Section 401(c)(2) of the Code if he is self-employed. "Total Compensation" shall include (i) severance payments and amounts paid as a result of termination, (ii) amounts excludable from gross income under Section 911 or deductible under Section 913 of the Code, (iii) amounts described in Sections 104(a)(3), 105(a), and 105(h) of the Code to the extent includable in gross income, (iv) amounts described in Section 105(d) of the Code, (v) amounts received from an Employer for moving expenses which are not deductible under
Section 217 of the Code, (vi) amounts includable in gross income in the year of, and on account of, the grant of a nonqualified stock option, (vii) amounts includable in gross income pursuant to Section 83(b) of the Code, and (viii) amounts includable in gross income under an unfunded nonqualified plan of deferred compensation, but shall exclude (ix) Employer contributions to or amounts received from a funded or qualified plan of deferred compensation, (x) Employer contributions to a simplified employee pension account to the extent deductible under Section 219 of the Code, (xi) Employer contributions to a Section 403(b) annuity contract,
(xii) amounts includable in gross income pursuant to Section 83(a) of the Code,
(xiii) amounts includable in gross income upon the exercise of nonqualified stock option or upon the disposition of stock acquired under any stock option, and (xiv) any other amounts expended by the Employer on the Participant's behalf which are excludable from his income or which receive special tax benefits. A Participant's Total Compensation shall exclude any compensation in any limitation year beginning after 1988 in excess of $200,000 (or the limit currently in effect under Section 401(a)(17) of the Code).

          "Trust" or "Trust Fund" means the trust fund created under this Plan.

          "Trust Agreement" means the agreement between the Company and the Trustee concerning the Trust Fund. If any assets of the Trust Fund are held in a co-mingled trust fund with assets of other qualified retirement plans, "Trust Agreement" shall be deemed to include the trust agreement governing that co-mingled trust fund. With respect to the allocation of investment responsibility for the assets of the Trust Fund, the provisions of Section 2.2 of the Trust Agreement are incorporated herein by reference.

          "Trustee" means one or more corporate persons and individuals selected from time to time by the Company to serve as trustee or co-trustees of the Trust Fund.

          "Unallocated Stock Fund" means that portion of the Stock Fund consisting of the Plan's holding of stock which have been acquired in exchange for one or more Stock obligations and which have not yet been allocated to the Participant's Accounts in accordance with Section 4.2.

          "Valuation Date" means the last day of the Plan Year and each other date as of which the committee shall determine the investment experience of the Investment Fund and adjust the Participants' accounts accordingly.

          "Valuation Period" means the period following a Valuation Date and ending with the next Valuation Date.

          "Vesting Year" means a unit of Service credited to a Participant pursuant to Section 9.2 for purposes of determining his vested interest in his Account.

Section 3. Eligibility for Participation.

     3.1 Initial Eligibility. An Employee shall first be eligible to participate in the Plan as of the Entry Date coinciding with or next following the later of the following dates: (a) the last day of the Employee's first Eligibility Year, and (b) the Employee's 21st birthday. However, if an Employee is not in active Service with an Employer on the date he would otherwise first be eligible to participate in the Plan, his eligibility to participate shall be deferred until the next day he is in Service.

     The Employer shall notify all Employees when they become eligible to participate in the Plan and shall instruct them that they may elect not to participate. Upon request, the Committee shall provide eligible Employees with an Agreement of Non-Participation. An eligible Employee may elect not to become a Participant in the Plan by signing and delivering to the Committee the Agreement of Non-Participation within ninety (90) days after receiving it. Any Employee who elects not to become a Participant as of the first Entry Date on which he was eligible may become a Participant as of any succeeding Entry Date if he is still eligible by executing a revocation of the Agreement of Non-Participation and delivering the same to the Committee within ninety (90) days of any succeeding Entry Date. Any Employee who first met the provisions of the eligibility on or before July 23, 1991 has ninety days from such date to elect not to become a Participant or continue participation in the Plan by executing an Agreement of Non-Participation and delivering the same to the Committee. However, such execution of an Agreement of Non-Participation shall not affect any contribution credited to the Employee's account prior to July 23, 1991.

     3.2 Definition of Eligibility Year. An "Eligibility Year" means an applicable eligibility period (as defined below) in which the Employee has at least 1,000 Hours of Service. For this purpose,

          (a) an Employee's first "eligibility period" is the 12-consecutive month period beginning on the first day on which he has an Hour of Service, and
          (b) his subsequent eligibility periods will be 12-consecutive month periods beginning on each July 1 after that first day of Service.

     3.3 Terminated or Part-Time Employees. No Employee shall have any interest or rights under this Plan if (i) he is never in active Service with an Employer on or after the Effective Date, or (ii) he had 500 or fewer hours of Service in any eligibility period beginning before the Effective Date and he never has an Eligibility Year after such period.

                                     xviii

     3.4 Certain Employees Ineligible. No Employee shall participate in the Plan while his Service is covered by a collective bargaining agreement between an Employer and the Employee's collective bargaining representative if (i) retirement benefits have been the subject of good faith bargaining between the Employer and the representative and (ii) the collective bargaining agreement does not provide for the Employee's participation in the Plan. No Employee shall participate in the Plan while he is actually employed by a leasing organization rather than an Employer.

     3.5 Waiver of Participation. Any eligible employee who does not wish to participate in the Plan shall file with the Committee a waiver of participation on a form provided for this purpose. A waiver shall be effective until the first day of the Plan Year following the Employee's revocation of the waiver.

     3.6 Participation and Reparticipation. Subject to the satisfaction of the foregoing requirements, an Employee shall participate in the Plan during each period of his Service from the date on which he first becomes eligible until his termination. For this purpose, an Employee returning within five years of his or her termination who previously satisfied the initial eligibility requirements shall re-enter the Plan as of the date of his return to Service with an Employer.

Section 4.  Employer Contributions and Credits.

     4.1 Discretionary Contributions. Each Employer shall from time to time contribute, with respect to a Plan Year, such amounts as it may determine from time to time. An Employer shall have no obligation to contribute any amount under this Plan except as so determined in its sole discretion. The Employers' contributions and available forfeitures for a Plan Year shall be credited as of the last day of the year to the Accounts of the Active Participants in proportion to their amounts of Cash Compensation.

     4.2 Contributions for Stock Obligations. If the Trustee, upon instructions from the Committee, incurs any Stock obligation upon the purchase of Stock, the Employers shall contribute for each Plan Year an amount sufficient to cover all payments of principal and interest as they come due under the terms of the Stock Obligation. If there is more than one Stock Obligation, the Employers shall designate the one to which any contribution is to be applied. The Employers' obligation to make contributions under this Section 4.2 shall be reduced to the extent of any investment earnings realized on such contributions and any dividends paid by the Employers on Stock held in the Unallocated Stock Account, which earnings and dividends shall be applied to the Stock Obligation related to that Stock.

     In each Plan Year in which Employer contributions, earnings on contributions, or dividends on unallocated Stock are used as payments under a Stock Obligation, a certain number of shares of the Stock acquired with that Stock Obligation which is then held in the Unallocated Stock Fund shall be released for allocation among the Participants. The number of shares released shall bear the same ratio to the total number of those shares then held in the Unallocated Stock Fund (prior to the release) as (i) the principal and interest payments made on the Stock Obligation in the current Plan Year bears to (ii) the sum of (i) above, and the remaining principal and interest payments required (or projected to be required on the basis of the interest rate in effect at the end of the Plan Year) to satisfy the Stock Obligation.

     At the direction of the Committee, the current and projected payments of interest under a Stock Obligation may be ignored in calculating the number of shares to be released in each year if (i) the Stock Obligation provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for 10 years, (ii) the interest included in any payment is ignored only to the extent that it would be determined to be interest under standard loan amortization tables, and (iii) the term of the Stock Obligation, by reason of renewal, extension, or refinancing, has not exceeded 10 years from the original acquisition of the Stock.

     For these purposes, each Stock Obligation, the Stock purchased with it, and any dividends on such Stock, shall be considered separately. The Stock released from the Unallocated Stock Fund in any Plan Year shall be credited as of the last day of the year to the Accounts of the Active Participants in proportion to their amounts of Cash Compensation.

     4.3 Definitions Related to Contribution. For the purposes of this Plan, the following terms have the meanings specified:

          "Active Participant" means a Participant who has satisfied the eligibility requirements under Section 3 and who has at least 1,000 Hours of Service during the current Plan Year. However, a Participant shall not qualify as an Active Participant unless (i) he is in active Service with an Employer on the last day of the Plan Year, or (ii) his Service terminated during the Plan Year by reason of death.

          "Cash Compensation" means a Participant's compensation from his

Employer with respect to that portion of a Plan Year in which he is an Active Participant. A Participant's compensation shall be based upon the cash method of accounting; overtime pay, bonuses, stock bonuses, commissions, taxable sick pay, severance pay, any compensation deferred under a qualified cash or deferred arrangement, and similar items shall be included, but any compensation income realized under a stock option, amounts paid by or received from an Employer to cover travel, entertainment, moving or similar expenses, and the value of any fringe benefits not received in cash shall be excluded.

     Notwithstanding anything herein to the contrary, if the Cash Compensation of any Participant consists of or includes commissions, then the Participant's Cash Compensation eligible for the allocation of Contributions and Forfeitures shall exclude any Cash Compensation in any Plan Year in excess of $75,000, effective with the Plan Year beginning July 1, 1992, with adjustment for cost of living increases identical to the cost of living increases announced by the Internal Revenue Service for retirement plan limitations.

     A Participant's Cash Compensation shall exclude any compensation in any Plan Year beginning after 1988 and in subsequent Plan Years up to and including the Plan Year beginning in 1993 in excess of $200,000 (or the limit currently in effect under Section 401(a)(17) of the Code).

     For any Plan Year beginning after 1993, a Participant's Cash Compensation shall exclude any compensation in excess of the OBRA '93 annual compensation limit of $150,000, as adjusted for increases in cost of living in accordance with Section 401(a)(17)(B) of the Code. For any Plan Year beginning after 1994, a Participant's Cash

Compensation shall exclude any compensation paid to a Participant which results from the sale of any vacation benefits.

     4.4 Conditions as to Contributions. Employers' contributions shall in all event be subject to the limitation set forth in Section 5. Contributions may be made in the form of cash, or securities and other property to the extent permissible under ERISA, including Stock, and shall be held by the Trustee in accordance with the Trust Agreement. In addition to the provisions of Section
13.3 for the return of an Employer's contributions in connection with a failure of the Plan to qualify initially under the Code, any amount contributed by an Employer due to a good faith mistake of fact, or based upon a good faith but erroneous determination of its deductibility under Section 404 of the Code, shall be returned to the Employer within one year after the date on which the contribution was originally made, or within one year after its nondeductibility has been finally determined. However, the amount to be returned shall be reduced to take account of any adverse investment experience within the Trust Fund in order that the balance credited to each Participant's Account is not less that it would have been if the contribution had never been made.

     Section 5.  Limitations on Contributions and Allocations.

          5.1 Limitation on Annual Additions. Notwithstanding the provisions of
Section 4, the annual addition to a Participant's accounts under this and any other defined contribution plans maintained by the Employers or an affiliate (within the purview of Section 414(b), (c), and (m) and Section 415(h) of the Code, which affiliate shall be deemed an Employer for this purpose) shall not exceed for any limitation year an amount


                                     xxiii
equal to the lesser of --

          5.1-1   $30,000, or the dollar limitation currently in effect; or

          5.1-2   25 percent of the Participant's Total Compensation for such limitation year. For purposes of this Section 5.1 and the following Section 5.2, the "annual addition" to a Participant's accounts means the sum of (i) the Employer contributions and Employee forfeitures credited to a Participant's accounts with respect to a limitation year, plus (ii) the Participant's total voluntary contributions for that year. The $30,000 and $90,000 limitations referred to shall, for each limitation year ending after 1988, be automatically adjusted to the new dollar limitations determined by the Commissioner of Internal Revenue for the calendar year beginning in that limitation year. Notwithstanding the foregoing, if the special limitations on annual additions described in section 415(c)(6) of the Code applies, the limitations described in this section shall be adjusted accordingly. A "limitation year" means each 12 consecutive month period beginning July 1.

          5.2 Coordinated Limitation With Other Plans. Aside from the limitation prescribed by Section 5.1 with respect to the annual addition to a Participant's accounts for any single limitation year, if a Participant has ever participated in one or more defined benefit plans maintained by an Employer or an affiliate, then the annual additions to his accounts shall be limited on a cumulative basis so that the sum of his defined contribution plan fraction and his defined benefit plan fraction does not exceed one. For this purpose:

          5.2-1   A Participant's defined contribution plan fraction with
respect to a Plan Year shall be a fraction, (i) the numerator of which is the sum of the annual additions to his accounts through the current year, and (ii) the denominator of which is the sum of the lesser of the following amounts -A- and -B- determined for the current limitation year and each prior limitation year of Service with an Employer: -A- is 1.25 times $30,000, or 1.0 times such dollar limitation if the Plan is top-heavy, and -B- is 35 percent of the Participant's Total Compensation for such year. Further, if the Participant participated in any related defined contribution plan in any years beginning before 1976, any excess of the sum of the actual annual additions to the Participant's accounts for those years over the maximum annual additions which could have been made in accordance with Section 5.1 shall be ignored, and voluntary contributions by the Participant during those years shall be taken into account as to each such year only to the extent that his average annual voluntary contribution in those years exceeded 10 percent of his average annual Total Compensation in those years.

          5.2-2   A Participant's defined benefit plan fraction with respect to a limitation year shall be a fraction, (i) the numerator of which is his projected annual benefit payable at normal retirement under the Employers' defined benefit plans, and (ii) the denominator of which is the lesser of (a)
1.25 times $90,000, or 1.0 times such dollar limitation if the Plan is top-heavy, and (b) 1.4 times the Participant's average Total Compensation during his highest-paid three consecutive limitation years.

     5.3 Effect of Limitations. The Committee shall take whatever action may be necessary from time to time to assure compliance with the limitations set forth in Section 5.1 and 5.2. Specifically, the Committee shall see that each Employer restrict its contributions for any Plan Year to an amount which, taking into account the amount of available forfeitures, may be completely allocated to the Participants consistent with those limitations. Where the limitations would otherwise be exceeded by any Participant, further allocations to the Participant shall be curtailed to the extent necessary to satisfy the limitations. Where an excessive amount is contributed on account of a mistake as to one or more Participants' compensation, or there is an amount of forfeitures which may not be credited in the Plan Year in which it becomes available, the amount shall be held in a suspense account to be allocated in lieu of any Employer contributions in future years until it is eliminated, and to be returned to the Employer if it cannot be credited consistent with these limitations before the termination of the Plan.

     5.4 Limitations as to Certain Participants. Aside from the limitations set forth in Section 5.1 and 5.2, if the Plan acquires any Stock in a transaction as to which a selling shareholder or the estate of a deceased shareholder is claiming the benefit of Section 1042 or 1057 of the Code, the Committee shall see that none of such Stock, and no other assets in lieu of such Stock, are allocated to the Accounts of certain Participants in order to comply with
Section 409(n) of the Code.

     This restriction shall apply at all times to a Participant who owns (taking into account the attribution rules under Section 318(a) of the Code, without regard to the exception for employee plan trusts in Section 318(a)(2)(B)(i) more than 25 percent of any class of stock of a corporation which issued the Stock acquired by the Plan, or another corporation within the same controlled group, as defined in Section 409(1)(4) of the Code (any such class of stock hereafter called a "Related Class"). For this purpose, a Participant who owns more than 25 percent of any Related Class at any time within the one year preceding the Plan's purchase of the Stock shall be subject to the restriction as to all allocations of the Stock, but any other Participant shall be subject to the restriction only as to allocations which occur at a time when he owns more than 25 percent of any Related Class.

     Further, this restriction shall apply to the selling shareholder claiming the benefit of Section 1042, the deceased shareholder whose estate is claiming the benefit of Section 2057, and any other Participant who is related to such a shareholder within the meaning of Section 267(b) of the Code, during the period beginning on the date on which the Plan purchases the Stock and ending 10 years after the later of (i) the date of such purchase, and (ii) the date of the allocation under Section 4.2 attributable to the final payment on whatever Stock Obligations were incurred with the purchase.

     This restriction shall not apply to any Participant who is a lineal descendant of a deceased shareholder if the aggregate amounts allocated under the Plan for the benefit of all such descendants do not exceed five percent of the Stock acquired from the shareholder's estate.

     Section 6.  Trust Fund and Its Investment.

          6.1 Creation of Trust Fund. All amounts received under the Plan from Employers and investments shall be held as the Trust Fund pursuant to the terms of this Plan and of the Trust Agreement between the Company and the Trustee. The benefits described in this Plan shall be payable only from the assets of the Trust Fund, and none of the Company, any other Employer, its board of directors or trustees, its stockholders, its officers, its employees, the Committee, and the Trustee shall be liable for payment of any


                                     xxvii
benefit under this Plan except from the Trust Fund.

          6.2 Stock Fund and Investment Fund. The Trust Fund held by the Trustee shall be divided into the Stock Fund, consisting entirely of Stock, and the Investment Fund, consisting of all assets of the Trust other than Stock. The Trustee shall have no investment responsibility for the Stock Fund, but shall accept any Employer contributions made in the form of Stock, and shall acquire, sell, exchange, distribute, and otherwise deal with and dispose of Stock in accordance with the instructions of the Committee. The Trustee shall have full responsibility for the investment of the Investment Fund, except to the extent such responsibility may be delegated from time to time to one or more investment managers pursuant to Section 2.2 of the Trust Agreement.

          6.3 Acquisition of Stock. From time to time the Committee may, in its sole discretion, direct the Trustee to acquire Stock from the issuing Employer or from shareholders,including shareholders who are or have been Employees, Participants, or fiduciaries with respect to the Plan. The Trustee shall pay for such Stock no more than its fair market value, which shall be determined conclusively by the Committee pursuant to Section 12.4. The Committee may direct the Trustee to finance the acquisition of Stock by incurring or assuming indebtedness to the seller or another party (including the Internal Revenue Service in the case of Stock acquired from a deceased shareholder's estate in accordance with Section 2210 of the Code), which indebtedness shall be called a "Stock Obligation". Any Stock Obligation shall be subject to the following conditions and limitations:

          6.3-1   A Stock Obligation shall be for a specific term, shall not be payable


                                    xxviii
on demand except in the event of default, and shall bear a reasonable rate of interest.

          6.3-2   A Stock Obligation may, but need not, be secured by a
collateral pledge of either the Stock acquired in exchange for the Stock Obligation, or the Stock previously pledged in connection with a prior Stock Obligation which is being repaid with the proceeds of the current Stock Obligation. No other assets of the Plan and Trust may be used as collateral for a Stock Obligation, and no creditor under a Stock Obligation shall have any right or recourse to any Plan and Trust assets other than Stock remaining subject to a collateral pledge.

          6.3-3   Any pledge of Stock to secure a Stock Obligation must provide for the release of pledged Stock in connection with payments on the Stock Obligations in the ratio prescribed in Section 4.2.

          6.3-4   Repayments of principal and interest on any Stock Obligation shall be made by the Trustee only from Employer cash contributions designated for such payments, from earnings on such contributions, and from cash dividends received on Stock held in the Unallocated Stock Fund.

          6.4 Participants' Option to Diversify. The Committee shall provide for a procedure under which each Participant may, during the first five years of a certain six-year period, elect to have up to 25 percent of the value of his Account committed to alternative investment options within the Investment Fund. For the sixth year in this period, the Participant may elect to have up to 50 percent of the value of his Account committed to other investments. The six-year period shall begin with the Plan Year following the first Plan Year in which the Participant has both reached aged 55 and completed 10 years of participation in the Plan; a Participant's election to diversify his Account must be made within the 90-day period immediately following the last day of each of the six Plan Years. The Committee shall see that the Investment fund includes a sufficient number of investment options to comply with Section 401(a)(28)(B) of the Code. The Trustee shall comply with any investment directions received from Participants in accordance with the procedures adopted from time to time by the Committee under this Section 6.4.

     Section 7.  Voting Rights and Dividends on Stock.

          7.1 Voting of Stock. The Trustee generally shall vote all shares of Stock held under the Plan in accordance with the written instructions of the Committee. However, if any Employer has registration-type class of securities within the meaning of Section 409(e)(4) of the Code, or if a matter submitted to the holders of the Stock involves a merger, consolidation, recapitalization, reclassification, liquidation, dissolution, or sale of substantially all assets of an entity, then (i) the shares of Stock which have been allocated to Participants' Accounts shall be voted by the Trustee in accordance with the Participants' written instructions, (ii) the Trustee shall not vote any allocated Stock for which it has no written instructions, and (iii) the Trustee shall vote any unallocated Stock in a manner calculated to most accurately reflect the instructions it has received from Participants regarding the allocated Stock. Whenever such voting rights are to be exercised, the Employers, the Committee, and the Trustee shall see that all Participants are provided with the same notices and other materials as are provided to other holders of the Stock, and are provided with adequate opportunity to deliver their instructions to the Trustee regarding the voting of Stock allocated to their Accounts.

          7.2 Dividends on Stock. Dividends on Stock which are received by the Trustee in the form of additional Stock shall be retained in the Stock Fund, and shall be allocated among the Participant's Accounts and the Unallocated Stock Fund in accordance with their holdings of the Stock on which the dividends have been paid. Dividends on Stock credited to Participants' Accounts which are received by the Trustee in the form of cash shall, at the direction of the Employer paying the dividends, either (i) be credited to the Accounts in accordance with their holdings of the Stock and invested as part of the Investment Fund, (ii) be distributed immediately to the Participants in accordance with the holdings of the Stock credited to their Accounts or (iii) be distributed to the Participants within 90 days of the close of the Plan Year in which paid in accordance with the holdings of the Stock credited to their Accounts. Dividends on Stock held in the Unallocated Stock Fund which are received by the Trustee in the form of cash shall be applied as soon as practicable to payments of principal and interest under the Stock Obligation incurred with the purchase of the Stock.

     Section 8.  Adjustments to Accounts.

          8.1 Adjustments for Transactions. An Employer contribution pursuant to Section 4.1 shall be credited to the Participants' Accounts as of the last day of the Plan Year for which it is contributed. Stock released from the Unallocated Stock Fund upon the Trust's repayment of a Stock Obligation pursuant to Section 4.2 shall be credited to the Participants' Accounts as of the last day of the Plan Year in which the repayment occurred. Any excess amounts remaining from the use of proceeds of a sale of Stock from the Unallocated Stock Fund to repay a Stock Obligation shall be allocated as of the last day of the Plan Year in which the repayment occurred among the Participants' Accounts in proportion to the opening balance in each Account. Any benefit which is paid to a Participant or Beneficiary pursuant to Section 10 shall be charged to the Participant's Account as of the first day of the Valuation Period in which it is paid. Any forfeiture or restoral shall be charged or credited to the Participant's Account as of the first day of the Valuation Period in which the forfeiture or restoral occurs pursuant to Section 9.6.

          8.2 Valuation of Investment Fund. As of each Valuation Date, the Trustee shall prepare a balance sheet of the Investment Fund, recording each asset (including any contribution receivable from an Employer) and liability at its fair market value. Any liability with respect to short positions or options and any item of accrued income or expense and unrealized appreciation or depreciation shall be included; provided, however, that such an item may be estimated or excluded if it is not readily ascertainable unless estimating or excluding it would result in a material distortion. The Committee shall then determine the net gain or loss of the Investment Fund since the preceding Valuation Date, which shall mean the entire income of the Investment Fund, including realized and unrealized capital gains and losses, net of any expenses to be charged to the general Investment Fund and excluding any contributions by the Employer. The determination of gain or loss shall be consistent with the balance sheets of the Investment Fund for the current and preceding Valuation Dates.

          8.3 Adjustments for Investment Experience. Any net gain or loss of the Investment Fund during a Valuation Period, as determined pursuant to Section 8.2, shall


                                     xxxii
be allocated as of the last day of the Valuation Period among the Participants' Accounts in proportion to the opening balance in each Account, as adjusted for benefit payments and forfeitures during the Valuation Period, without regard to whatever Stock may be credited to an Account.

     Section 9.  Vesting of Participants' Interests.

     9.1 Deferred Vesting in Accounts. A Participant's vested interest in his Account shall be based on his Vesting Years in accordance with the following Table, subject to the balance of this Section 9:


                       Vesting                       Percentage of

                       Years                        Interest Vested


                       fewer than 3                        0%

                            3                             20%

                            4                             40%

                            5                             60%

                            6                             80%

                        7 or more                        100%

     9.2 Computation of Vesting Years. For purposes of this Plan, a "Vesting Year" means each 12-month period beginning July 1, in which an Employee has at least 1,000 Hours of Service, beginning with his initial Service with any Employer, and including certain Service with other employers as provided in the definition of "Service". However, a Participant's Vesting Years shall be computed subject to the following conditions and qualifications:


                                    xxxiii

          (a) A Participant's Vesting Years shall not include any Service prior to the 12-month period in which the Participant reached age 18.

          (b) A Participant's vested interest in his Account accumulated before a Break in Service shall be determined without regard to any Service after the Break. Further, if a Participant has a Break in Service before his interest in his Account has become vested to some extent, he shall lose credit for any Vesting Year before the Break.

          (c) Unless otherwise specifically excluded, a Participant's Vesting Years shall include any period of active military duty to the extent required by the Military Selective Service Act of 1967 (38 U.S.C. Section 2021).

     9.3 Full Vesting Upon Certain Events. Notwithstanding Section 9.1, a Participant's interest in his Account shall fully vest on the Participant's Normal Retirement Date, provided the Participant is in Service on or after that date. The Participant's interest shall also fully vest in the event that his Service is terminated by Early Retirement, Disability or by death.

     9.4 Full Vesting Upon Plan Termination. Notwithstanding Section 9.1, a Participant's interest in his Account shall fully vest if he is in active Service upon termination of this Plan or upon the permanent and complete discontinuance of contributions by his Employer. In the event of a partial termination, the interest of each Participant who is in Service shall fully vest with respect to that part of the Plan which is terminated.

     9.5 Forfeiture. Repayment, and Restoral If a Participant's Service terminates before his interest in his Account is fully vested, that portion which has not vested shall


                                     xxxiv
be forfeited when he has a 1-Year Break in Service. In the case of a terminated Participant who does not receive a distribution of his entire vested interest and whose Service resumes before a Break in Service occurs, any undistributed vested balance from his prior participation shall be maintained as a fully vested sub-account with his Account.

     If any former Participant shall be reemployed by an Employer before five consecutive 1-Year Breaks in Service have occurred, and such former Participant has received a distribution of all his vested assets in the Plan, the unvested portion of his assets shall be reinvested to his Account if he repays the full amount distributed to him within the earlier of five years after the first date on which he is reemployed by an Employer or the close of the first period of five consecutive 1-Year Breaks in Service commencing after the distribution. Upon repayment of the entire distribution within the required time period, the forfeited unvested assets shall be restored in full.

     9.6 Accounting for Forfeitures. A forfeiture shall be charged to the Participant's Account as of the first day of the first Valuation Period in which the forfeiture becomes certain pursuant to Section 9.5. Except as otherwise provided in that Section, a forfeiture shall be added to the contributions of the terminated Participant's Employer which are to be credited to other Participants pursuant to Section 4.1 as of the last day of the Plan Year in which the forfeiture becomes certain.

     9.7 Vesting and Nonforfeitability. A Participant's interest in his Account which has become vested shall be nonforfeitable for any reason.

     Section 10.  Payment of Benefits.

     10.1 Benefits for Participants. A Participant whose Service ends for any reason shall receive the vested portion of his Account in a single payment on a date selected by the Committee. That date shall be on or before the 60th day after the end of the Plan Year in which his Service ends. Notwithstanding the foregoing, if the balance credited to his Account exceeds $3,500, his benefits shall not be paid before the latest of his 65th birthday or the tenth anniversary of the year in which he commenced participation in the Plan unless he elects an early payment date in a written election filed with the Committee. A Participant may modify such an election at any time, provided any new benefit payment date is at least 30 days after a modified election is delivered to the Committee. In all events, a Participant's benefits shall be paid by April 1st of the calendar year in which he reaches age 71- 1/2. A Participant's benefits from that portion of his Account committed to the Investment Fund shall be calculated on the basis of the most recent Valuation Date before the day of payment.

     10.2 Benefits on a Participant's Death. If a Participant dies before his benefits are paid pursuant to Section 10.1, the balance credited to his Account shall be paid to his Beneficiary in a single distribution on or before the 60th day after the end of the Plan Year in which he died. The benefits from that Portion of the Account committed to the Investment Fund shall be calculated on the basis of the most recent Valuation Date before the date of payment.

     If a married Participant dies before his benefit payments begin, than unless he has specifically elected otherwise the Committee shall cause the balance in his Account to be paid to his Spouse. No election by a married Participant of a different Beneficiary shall be valid unless the election is accompanied by the Spouse's written consent, which (i) must


                                     xxxvi
acknowledge the effect of the election, (ii) must explicitly provide either that the designated beneficiary may not subsequently be changed by the Participant without the Spouse's further consent, or that it may be changed without such consent, and (iii) must be witnessed by the Committee, its representative, or a notary public. (This requirement shall not apply if the Participant establishes to the Committee's satisfaction that the Spouse may not be located.)

     10.3 Marital Status. The Committee shall from time to time take whatever steps it deems appropriate to keep informed of each Participant's marital status. Each Employer shall provide the Committee with the most reliable information in the Employer's possession regarding its Participants' marital status, and the Committee may, in its discretion, require a notarized affidavit from any Participant as to his marital status. The Committee, the Plan, the Trustee, and the Employers shall be fully protected and discharged from any liability to the extent of any benefit payments made as a result of the Committee's good faith and reasonable reliance upon information obtained from a Participant and his Employer as to his marital status.

     10.4 Delay in Benefit Determination. If the Committee is unable to determine the benefits payable to a Participant or Beneficiary on or before the latest date prescribed for payment pursuant to Section 10.1 or 10.2, the benefits shall in any event be paid within 60 days after they can first be determined, with whatever makeup payments may be appropriate in view of the delay.

     10.5 Accounting for Benefit Payments. Any benefit payment shall be charged to the Participant's Account as of the first day of the Valuation Period in which the payment


                                    xxxvii
is made.

     10.6 Options to Receive and Sell Stock. Unless ownership of virtually all Stock is restricted to active Employees and qualified retirement plans for the benefit of Employees pursuant to the certificates of incorporation or by-laws of the Employers issuing Stock, a terminated Participant or the Beneficiary of a deceased Participant may instruct the Committee to distribute the Participant's entire vested interest in his Account in the form of Stock. In that event, the Committee shall apply the Participant's vested interest in the Investment Fund to purchase sufficient Stock from the Stock Fund or from any owner of stock to make the required distribution. In all other cases, the Participant's vested interest in the Stock Fund shall be distributed in shares of Stock, and his vested interest in the Investment Fund shall be distributed in cash.

     Any Participant who receives Stock pursuant to Section 10.1, an any person who has received Stock from the Plan or from such a Participant by reason of the Participant's death or incompetency, by reason of divorce or separation from the Participant, or by reason of a rollover contribution described in Section 402(a)(5) of the Code, shall have the right to require the Employer which issued the Stock to purchase the Stock for its current fair market value (hereinafter referred to as the "put right"). The put right shall be exercisable by written notice to the Committee during the first 60 days after the Stock is distributed by the Plan, and, if not exercised in that period, during the first 60 days in the following Plan Year after the Committee has communicated to the Participant its determination as to the Stock's current fair market value. However, the put right shall not apply to the extent that the Stock, at the time the put right would otherwise be


                                    xxxviii
exercisable, may be sold on an established market in accordance with federal and state securities laws and regulations. If the put right is exercised, the Trustee may, if so directed by the Committee in its sole discretion, assume the Employer's rights and obligations with respect to purchasing the Stock.

     The Employer or the Trustee, as the case may be, may elect to pay for the Stock in equal periodic installments, not less frequently than annually, over a Period not longer than five years from the 30th day after the put right is exercised, with adequate security and interest at a reasonable rate on the unpaid balance, all such terms to be set forth in a promissory note delivered to the seller with normal terms as to acceleration upon any uncured default.

     Nothing contained herein shall be deemed to obligate any Employer to register any Stock under any federal or state securities law or to create or maintain a public market to facilitate the transfer or disposition of any Stock. The put right described herein may only be exercised by a person described in the second preceding paragraph, and may not be transferred with any Stock to any other person. As to all Stock purchased by the Plan in exchange for any Stock Obligation, the put right be nonterminable. The put right for Stock acquired through a Stock Obligation shall continue with respect to such Stock after the Stock Obligation is repaid or the Plan ceases to be an employee stock ownership plan.

     10.7 Restrictions on Disposition of Stock. Except in the case of Stock which is traded on an established market, a Participant who receives Stock pursuant to Section 10.1, and any person who has received Stock from the Plan or from such a Participant by reason of the Participant's death or incompetency, by reason of divorce or separation from the Participant, or by


                                     xxxix
reason of a rollover contribution described in Section 402(a)(5) of the Code, shall, prior to any sale or other transfer of the Stock to any other person, first offer the Stock to the issuing Employer and to the Plan at its current fair market value. This restriction shall apply to any transfer, whether voluntary, involuntary, or by operation of law, and whether for consideration or gratuitous. Either the Employer or the Trustee may accept the offer within 14 days after it is delivered. Any Stock distributed by the Plan shall bear a conspicuous legend describing the right of first refusal under this Section 10.7, as well as any other restrictions upon the transfer of the Stock imposed by federal and state securities laws and regulations.

     10.8 Deemed Distribution. For purposes of this section, if a Participant terminates service and the value of the Participant's vested account balance is zero, the Participant shall be deemed to have received a distribution of such vested account balance.

     10.9 Type of Payment. This Section 10.8 applies to distributions made on or after January 1, 1993, pursuant to Section 401(a)(31) of the Code and the regulations thereunder.

          (a)  Direct Rollover.

          Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution processed as a Direct xl

          Rollover and paid directly to an Eligible Retirement Plan selected by the Distributee.

          (b) Payment to Participant or Beneficiary. If a distribution is an Eligible Rollover Distribution, and the Participant or Beneficiary elects to have payment made to himself, then the distribution will be subject to mandatory 20% federal income tax withholding, unless the distribution is less than $200 or consists solely of Employer Stock and $200 or less in cash.

          (c)  Limitations.

          If the Distributee requests that an Eligible Rollover Distribution be processed as a Direct Rollover, all the assets shall be processed as a Direct Rollover to a single Eligible Retirement Plan.

     Section 11.  Rules Governing Benefit Claims and Review of Appeals.

     11.1 Claim for Benefits. Any Participant or Beneficiary who qualifies for the payment of benefits shall file a claim for his benefits with the Committee on a form provided by the Committee. The claim, including any election of an alternative benefit form, shall be filed at least 30 days before the date on which the benefits are to begin. If a Participant or Beneficiary fails to file a claim by the 30th day be!fore the date on which benefits become payable, he shall be presumed to have filed a claim for payment for the Participant's benefits in the standard form prescribed by Sections 10.1 or 10.2.

     11.2 Notification by Committee. Within 90 days after receiving a claim for benefits (or within 180 days, if special circumstances require an extension of time and written notice of the extension is given to the Participant or Beneficiary within 90 days after receiving the claim for benefits), the Committee shall notify the Participant or Beneficiary whether the claim has been approved or denied. If the Committee denies a claim in any respect, the Committee shall set forth in a written notice to the Participant or Beneficiary:

          (i)    each specific reason for the denial;

          (ii) specific references to the pertinent Plan provisions on which the denial is based;

          (iii) a description of any additional material or information which could be submitted by the Participant or Beneficiary to support his claim, with an explanation of the relevance of such information; and

          (iv)   an explanation of the claims review procedures set forth in
          Section 11.3.

     11.3 Claims Review Procedure. Within 60 days after a Participant or Beneficiary receives notice from the Committee that his claim for benefits has been denied in any respect, he may file with the Committee a written notice of appeal setting forth his reasons for disputing the Committee's determination. In connection with his appeal the Participant or Beneficiary or his representative may inspect or purchase copies of pertinent documents and records to the extent not inconsistent with other Participants' and Beneficiaries' rights of privacy. Within 60 days after receiving a notice of appeal from a prior determination (or within 120 days, if special circumstances require an extension of time and written notice of the extension is given to the Participant or Beneficiary and his xlii
representative within 60 days after receiving the notice of appeal), the Committee shall furnish to the Participant or Beneficiary and his representative, if any, a written statement of the Committee's final decision with respect to his claim, including the reasons for such decision and the Particular Plan provisions upon which it is based.

  Section 12.  The Committee and Its Functions.

  12.1 Authority of Committee. The Committee shall be the "plan administrator" within the meaning of ERISA and shall have exclusive responsibility and authority to control and manage the operation and administration of the Plan, including the interpretation and application of its provisions, except to the extent such responsibility and authority are otherwise specifically (i) allocated to the Company, the Employers, or the Trustee under the Plan and Trust Agreement, (ii) delegated in writing to other persons by the Company, the Employers, the Committee, or the Trustee, or (iii) allocated to other parties by operation of law. The Committee shall have no investment responsibility with respect to the Investment Fund except to the extent, if any, specifically provided in the Trust Agreement. In the discharge of its duties, the Committee may employ accountants, actuaries, legal counsel, and other agents (who also may be employed by an Employer or the Trustee in the same or some other capacity) and may pay their reasonable expenses and compensation.

     12.2 Identity of Committee. The Committee shall consist of three or more individuals selected by the Company. Any individual, including a director, trustee, shareholder, officer, or employee of an Employer, shall be eligible to service as a member of the Committee. The Company shall have the power to remove any individual serving xliii
on the Committee at any time without cause upon 10 days written notice, and any individual may resign from the Committee at any time upon 10 days written notice to the Company. The Company shall notify the Trustee of any change in membership of the Committee.

  12.3 Duties of Committee. The Committee shall keep whatever records may be necessary to implement the Plan and shall furnish whatever reports may be required from time to time by the Company. The Committee shall furnish to the Trustee whatever information may be necessary to properly administer the Trust. The Committee shall see to the filing with the appropriate government agencies of all reports and returns required of the plan Committee under ERISA and other laws.

  Further, the Committee shall have exclusive responsibility and authority with respect to the Plan's holdings of Stock and shall direct the Trustee in all respects regarding the purchase, retention, sale, exchange, and pledge of Stock and the creation and satisfaction of Stock Obligations. The Committee shall at all times act consistently with the Company's long-term intention that the Plan, as an employee stock ownership plan, be invested primarily in Stock. Subject to the direction of the Board as to the application of Employer contributions to Stock Obligations, and subject to the provisions of Sections 6.4 and 10.6 as to Participant's rights under certain circumstances to have their Accounts invested in Stock or in assets other than Stock, the Committee shall determine in its sole discretion the extent to which assets of the Trust shall be used to repay Stock Obligations, to purchase Stock, or to invest in other assets to be selected by the Trustee or an investment manager. No provision of the Plan relating to the allocation xliv
or vesting of any interests in the Stock Fund or the Investment Fund shall restrict the Committee from changing any holdings of the Trust, whether the changes involve an increase or a decrease in the Stock or other assets credited to Participants' Accounts. In determining the proper extent of the Trust's investment in Stock, the Committee shall be authorized to employ investment counsel, legal counsel, appraisers, and other agents to pay their reasonable expenses and compensation.

  12.4 Valuation of Stock. If the valuation of any Stock is not established by reported trading on a generally recognized public market, the Committee shall have the exclusive authority and responsibility to determine its value for all purposes under the Plan. Such value shall be determined as of each Valuation Date, and on any other date as of which the Plan purchases or sells such Stock. The Committee shall use generally accepted methods of valuing stock of similar corporations for purposes of arm's length business and investment transactions, and in this connection the Committee shall obtain, and shall be protected in relying upon, the valuation of such Stock as determined by an independent appraiser experienced in preparing valuations of similar businesses.

  12.5 Compliance with ERISA. The Committee shall perform all acts necessary to comply with ERISA. Each individual member or employee of the Committee shall discharge his duties in good faith and in accordance with the applicable requirements of ERISA.

  12.6 Action by Committee. All actions of the Committee shall be governed by the affirmative vote of a number of members which is a majority of the total number of members currently appointed, including vacancies. The members of the Committee may meet informally and may take any action without meeting as a group.

  12.7 Execution of Documents. Any instrument executed by the Committee shall be signed by any member or employee of the Committee.

  12.8 Adoption of Rules. The Committee shall adopt such rules and regulations of uniform applicability as it deems necessary or appropriate for the proper administration and interpretation of the Plan.

  12.9 Responsibilities to Participants. The Committee shall determine which Employees qualify to enter the Plan. The Committee shall furnish to each eligible Employee whatever summary plan descriptions, summary annual reports, and other notices and information may be required under ERISA. The Committee also shall determine when a Participant or his Beneficiary qualifies for the payment of benefits under the Plan. The Committee shall furnish to each such Participant or Beneficiary whatever information is required under ERISA (or is otherwise appropriate) to enable the Participant or Beneficiary to make whatever elections may be available pursuant to Sections 6 and 10, and the Committee shall provide for the payment of benefits in the proper form and amount from the assets of the Trust Fund. The Committee may decide in its sole discretion to permit modifications of elections and to defer or accelerate benefits to the extent consistent with applicable law and the best interests of the individuals concerned.

  12.10 Alternative Payees in Event of Incapacity. If the Committee finds at any time that an individual qualifying for benefits under this Plan is a minor or is incompetent, the Committee may direct the benefits to be paid, in the case of a minor, to xlvi
his parents, his legal guardian, a custodian for him under the Uniform Gifts to Minors Act, or the person having actual custody of him, or, in the case of an incompetent, to his spouse, his legal guardian, or the person having actual custody of him, the payments to be used for the individual's benefit. The Committee and the Trustee shall not be obligated to inquire as to the actual use of the funds by the person receiving them under this Section 12.10, and any such payment shall completely discharge the obligations of the Plan, the Trustee, the Committee, and the Employers to the extent of the payment.

  12.11 Indemnification by Employers. Except as separately agreed in writing, the Committee, and any member or employee of the Committee, shall be indemnified and held harmless by the Employers, jointly and severally, to the fullest extent permitted by law against any and all costs, damages, expenses, and liabilities reasonably incurred by or imposed upon it or him in connection with any claim made against it or him or in which it or he may be involved by reason of its or his being, or having been,the Committee, or a member or employee of the Committee, to the extent such amounts are not paid by insurance.

  12.12 Nonparticipation by Interested Member. Any member of the Committee who also is a Participant in the Plan shall take no part in any determination specifically relating to his own participation or benefits, unless his abstention would leave the Committee incapable of acting on the matter.

  Section 13.  Adoption. Amendment, or Termination of the Plan.

  13.1 Adoption of Plan by Other Employers. With the consent of the Company, any entity may become a participating Employer under the Plan by (i) taking such action xlvii
as shall be necessary to adopt the Plan, (ii) becoming a party to the Trust Agreement establishing the Trust Fund, and (iii) executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to the entity's Employees.

  13.2 Adoption of Plan by Successor. In the event that any Employer shall be reorganized by way of merger, consolidation, transfer of assets or otherwise, so that an entity other than an Employer shall succeed to all or substantially all of the Employer's business, the successor entity may be substituted for the Employer under the Plan by adopting the Plan and becoming a party to the Trust Agreement. Contributions by the Employer shall be automatically suspended from the effective date of any such reorganization until the date upon which the substitution of the successor entity for the Employer under the Plan becomes effective. If, within 90 days following the effective date of any such reorganization, the successor entity shall not have elected to become a party to the Plan, or if the Employer shall adopt a Plan of complete liquidation other than in connection with a reorganization, the Plan shall be automatically terminated with respect to Employees of the Employer as of the close of business on the 90th day following the effective date of the reorganization, or as of the close of business on the date of adoption of a plan of complete liquidation, as the case may be.

  13.3 Plan Adoption Subject to Qualification. Notwithstanding any other provision of the Plan, the adoption of the Plan and the execution of the Trust Agreement are conditioned upon their being determined initially by the Internal Revenue Service to meet the qualification requirements of Section 401(a) of the Code, so that the Employers xlviii
may deduct currently for federal income tax purposes their contributions to the Trust and so that the Participants may exclude the contributions from their gross income and recognize income only when they receive benefits. In the event that this Plan is held by the Internal Revenue Service not to qualify initially under Section 401(a), the Plan, may be amended retroactively to the earliest date permitted by U.S. Treasury Regulations in order to secure qualification under Section 401(a). If this Plan is held by the Internal Revenue Service not to qualify initially under Section 401(a) either as originally adopted or as amended, each Employer's contributions to the Trust under this Plan (including any earnings thereon) shall be returned to it and this Plan shall be terminated. In the event that this Plan is amended after its initial qualification and the Plan as amended is held by the Internal Revenue Service not to qualify under
Section 401(a), the amendment may be modified retroactively to the earliest date permitted by U.S. Treasury Regulations in order to secure approval of the amendment under Section 401(a).

  13.4 Right to Amend or Terminate. The Company intends to continue this Plan as a permanent program. However, each participating Employer separately reserves the right to suspend, supersede, or terminate the Plan at any time and for any reason, as it applies to that Employer's Employees, and the Company reserves the right to-amend, suspend, supersede, merge, consolidate, or terminate the Plan at any time and for any reason, as it applies to the Employees of all Employers. No amendment, suspension, supersession, merger, consolidation, or termination of the Plan shall reduce any Participant's or Beneficiary's proportionate interest in the Trust Fund, or shall divert any portion of the Trust Fund to purposes other than the exclusive benefit of the Participants xlix
and their Beneficiaries prior to the satisfaction of all liabilities under the Plan. Except as is required for purposes of compliance with the Code or ERISA, each as amended from time to time, neither the provisions of Sections 4.1 and
4.2 relating to the crediting of contributions, forfeitures and shares of Stock released from the Unallocated Stock Fund, nor any other provisions of the Plan relating to the allocation of benefits to Participants, and be amended more frequently than once every six months. Moreover, there shall not be any transfer of assets to a successor plan or merger or consolidation with another plan unless, in the event of the termination of the successor plan or the surviving plan immediately following such transfer, merger, or consolidation, each participant or beneficiary would be entitled to a benefit equal to or greater than the benefit he would have been entitled to if the plan in which he was previously a participant or beneficiary had terminated immediately prior to such transfer, merger, or consolidation. Following a termination of this Plan by the Company, the Trustee shall continue to administer the Trust and pay benefits in accordance with the Plan as amended from time to time and the Committee's instructions.

     Section 14.  Miscellaneous Provisions.

     14.1 Plan Creates No Employment Rights. Nothing in this Plan shall be interpreted as giving any Employee the right to be retained as an Employee by an Employer, or as limiting or affecting the rights of an Employer to control its Employees or to terminate the Service of any Employee at any time and for any reason, subject to any applicable employment or collective bargaining agreements.

     14.2 Nonassignability of Benefits. No assignment, pledge, or other anticipation of benefits from the Plan will be permitted or recognized by the Employers, the Committee, or the Trustee. Moreover, benefits from the Plan shall not be subject to attachment, garnishment, or other legal process for debts or liabilities of any Participant or Beneficiary, to the extent permitted by law. This prohibition on assignment or alienation shall apply to any judgment, decree, or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony, or property rights to a present or former spouse, child or other dependent of a Participant pursuant to a State domestic relations or community property law, unless the judgment, decree, or order is determined by the Committee to be a qualified domestic relations order within the meaning of Section 414(p) of the Code.

     14.3 Limit of Employer Liability. The liability of the Employers with respect to Participants under this Plan shall be limited to making contributions to the Trust from time to time, in accordance with Section 4.

     14.4 Treatment of Expenses. All expenses incurred by the Committee and the Trustee in connection with administering this Plan and Trust Fund shall be paid by the Trustee from the Trust Fund to the extent the expenses have not been paid or assumed by the Employers or by the Trustee.

     14.5 Number and Gender. Any use of the singular shall be interpreted to include the plural, and the plural the singular. Any use of the masculine, feminine, or neuter shall be interpreted to include the masculine, feminine, or neuter, as the context shall require.

     14.6 Nondiversion of Assets. Except as provided in Sections 5.3 and 13.3, under no circumstances shall any portion of the Trust Fund be diverted to or used for any purpose other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan.

     14.7 Separability of Provisions. If any provision of this Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

     14.8 Service of Process. The agent for the service of process upon the Plan shall be the president of the Company, or such other person as may be designated from time to time by the Company.

     14.9 Governing State Law. This Plan shall be interpreted in accordance with the laws of the State of Illinois to the extent those laws are applicable under the provisions of ERISA.

     14.10 Special Rules for Persons Subject to Section 16(b) Requirements. Notwithstanding anything herein to the contrary, any former Participant who is subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, who becomes eligible to again participate in the Plan, may not become a Participant prior to the date that is six months from the date such former Participant terminated participation in the Plan.

     In addition, any person subject to the provisions of Section 16(b) of the 1934 Act receiving a distribution of Stock from the Plan must hold such Stock for a period of six months commencing with the date of such distribution. However, these restrictions will not apply to Stock distributions made in connection with death, retirement, disability, termination of employment or made pursuant to the terms of a qualified domestic relations order.

Section 15.  Top-Heavy Provisions.

     15.1 Determination of Top-Heavy Status. The Committee shall determine on a regular basis whether each Plan Year is or is not a "Top-Heavy Year" for purposes of implementing the provisions of Sections 15.2, 15.3, 15.4, and 5.2 which apply only to the extent the Plan is top-heavy or super top-heavy within the meaning of Section 416 and the Treasury Regulations promulgated thereunder. In making this determination, the Committee shall use the following definitions and principles:

     15.1-1 The "Employer" includes all business entities which are considered commonly controlled or affiliated within the meaning of Sections 414(b), 414(c), and 414(m) of the Code.

     15.1-2 The "plan aggregation group" includes each qualified retirement plan maintained by the Employer (i) in which a Key Employee is a Participant during the Plan Year, or (ii) which enables any plan described in clause (i) to satisfy the requirements of Section 401(a)(4) or 410 of the Code, or (iii) which provides contributions or benefits comparable to those of the plans described in clauses (i) and (ii) and which is designated by the Committee as part of the plan aggregation group.

     15.1-3 The "determination date", with respect to the first Plan Year of any plan, means the last day of that Plan Year, and with respect to each subsequent Plan Year, means the last day of the preceding Plan Year. If any other plan has a determination date which differs from this Plan's determination date, the top-heaviness of this Plan shall be determined on the basis of the other plan's determination date falling within the same calendar years as this Plan's determination date.

     15.1-4 A "Key Employee", with respect to a Plan Year, means an Employee who at any time during the five years ending on the top-heavy determination date for the Plan Year has received compensation from an Employer and has been (i) an officer of the Employer having Total Compensation greater than 150 percent of the limit then in effect under Section 415(c)(1)(A) of the Code, (ii) one of the 10 Employees owning the largest interests in the Employer having Total Compensation greater than the limit then in effect under Section 415(c)(1)(A),
(iii) an owner of more than five percent of the outstanding equity interest or the outstanding voting interest in any Employer, or (iv) an owner of more than one percent of the outstanding equity interest or the outstanding voting interest in an Employer whose Total Compensation exceeds $150,000. In determining which individuals are Key Employees, the rules of Section 415(i) of the Code and Treasury Regulations promulgated thereunder shall apply. The Beneficiary of a Key Employee shall also be considered a Key Employee.

     15.1-5 A "Nonkey Employee" means an Employee who at any time during the five years ending on the top-heavy determination date for the Plan Year has received compensation from an Employer and who has never been a Key Employee, and the Beneficiary of any such Employee.

     15.1-6 The "aggregated benefits" for any Plan Year means (i) the adjusted account balances in defined contribution plans on the determination date, plus
(ii) the adjusted value of accrued benefits in defined benefit plans, calculated as of the annual valuation date coinciding with or next preceding the determination date, with respect to key Employees and Nonkey Employees under all plans within the plan aggregation group which includes this Plan. For this purpose, the "adjusted account balance" for and the "adjusted value of accrued benefit" for any Employee shall be increased by all plan distributions made with respect to the Employee during the five years ending on the determination date. Further, the adjusted account balance under a plan shall not include any amount attributable to a rollover contribution or similar transfer to the plan initiated by an Employee and made after 1983, unless both plans involved are maintained by the Employer, in which event the transferred amount shall be counted in the transferee plan and ignored for all purposes in the transferor plan. Finally, the adjusted value of accrued benefits under any defined benefit plan shall be determined by assuming whichever actuarial assumptions were applied by the Pension Benefit Guaranty Corporation to determine the sufficiency of plan assets for plans terminating on the valuation date.

          15.1-7 This Plan shall be "top-heavy" for any Plan Year in which the aggregated benefits of the Key Employees exceed 60 percent of the total aggregated benefits for both Key Employees and Nonkey Employee.

          15.1-8 This Plan shall be "super top-heavy" for any Plan Year in which the aggregated benefits of the Key Employees exceed 90 percent of the total aggregated benefits for both Key Employees and Nonkey Employees.

          15.1-9 A "Top-Heavy Year" means a Plan Year in which the Plan is top-heavy.

     15.2 Minimum Contributions. For any Top-Heavy Year, each Employer shall make a special contribution on behalf of each Participant so that each Non-key lv

Employee's allocation of Employer Contributions and Forfeitures shall be equal to the lesser of (i) 3% of such Non-key Employee's Total Compensation, or (ii) the highest ratio of such allocation of Employer Contributions and Forfeitures received by an Key Employee for that Plan Year. For purposes of the special contribution of this Section 15.2, a Key Employee's Total Compensation shall include amounts the Key Employee elected to defer under a qualified 401(k) arrangement. Such a special contribution shall be made on behalf of each Participant who is employed by the Employer on the last day of the Plan Year, regardless of his Hours of Service.

     For any Plan Year when (i) the Plan is top-heavy and (ii) a Non-key Employee is a Participant in both this Plan and a defined benefit plan included in the plan aggregation group which is top heavy, the sum of the Employer Contributions and Forfeitures allocated to the Account of each such Non-key Employee shall be equal to at least %5 of such Non-key Employee's Total Compensation for that Plan Year.

     If the Employer has more than one plan, the required minimum Top-Heavy Year contribution shall be met in the other plan.

     15.3 Minimum Vesting. If a Participant's vested interest in his Account is to be determined in a Top-Heavy Year, it shall be based on the following "top-heavy table":

              Vesting                        Percentage

               Years                       Interest Vested
               -----                       ---------------

            fewer than 2                         0%

                 2                               20%

                 3                               40%

                 4                               60%

                                      lvi

                 5                           80%

            6 or more                        100%

     15.4 Maximum Compensation. For any Top-Heavy Year, a Participant's "Cash Compensation" as defined in Section 4.3, and his "Total Compensation" for purposes of Section 15.2, shall not exceed $200,000 (or the limit currently in effect under Section 415(d) of the Code.)

     For any Plan Year beginning after 1993, a Participant's "Cash Compensation" and his "Total Compensation" shall exclude any compensation in excess of the OBRA '93 annual compensation limit of $150,000, as adjusted for increases in cost of living in accordance with Section 401(a)(17)(B) of the Code.

                                     lvii

                           CERTIFICATE OF RESOLUTION



I, Carolyn Pihera, do hereby certify that I am the duly elected and acting Secretary of Mid America Federal Savings Bank and that the following is a true and correct copy of a certain resolution adopted by the Board of Directors of said Corporation at their regular meeting held March 19, 1996, at which meeting a quorum of said Corporation were present and acting throughout:

     RESOLVED, that the Mid America Federal Savings Bank Employee Stock Ownership Plan and its related Trust be amended to provide that the Trustee thereunder shall vote and take other actions with respect to allocated stock for which no participant instructions are received in a manner calculated to most accurately reflect the instructions it has received from participants with respect to allocated stock to the same extent that such proportional rule is applicable under the Plan and Trust to voting and other actions with respect to unallocated stock;

     FURTHER RESOLVED, that the appropriate officers of the Bank be and hereby are authorized and directed in the name and on behalf of the Bank and the Board of Directors to cause to be prepared and to execute such amendments to the Plan and Trust as deemed necessary or advisable to effectuate the foregoing resolution and amendment of said Plan and Trust.

I do further certify that the foregoing resolution has not been altered or amended, but remains in force and effect.

IN WITNESS WHEREOF, I have executed this Certificate and affixed the Corporation's seal this 29th day of March, 1996.

/s/ Carolyn Pihera
------------------
Corporate Secretary

                                     lviii

               Amendment to the Mid America Federal Savings Bank
                         Employee Stock Ownership Plan
                                 March 19, 1996


Section 7.1 of the Mid America Federal Savings Bank Employee Stock Ownership Plan is hereby amended, effective March 19, 1996, by deleting subsection (ii) in its entirety and replacing it with the following:

     (ii) the Trustee shall vote any allocated Stock for which no written instructions have been received, and any unallocated Stock, in a manner calculated to most accurately reflect the instructions it has received from Participants regarding the allocated Stock.

                                      lix

                           EIGHTH AMENDMENT TO THE

                       MID AMERICA FEDERAL SAVINGS BANK

                         EMPLOYEE STOCK OWNERSHIP PLAN



This Eighth Amendment to the MidAmerica Federal Savings Bank Employee Stock Ownership Plan was executed on November 26, 1996 by MidAmerica Federal Savings Bank, an Illinois corporation.

     Pursuant to the provisions of Section 13 of the MidAmerica Federal Savings Bank Employee Stock Ownership Plan (the "Plan"), the Plan is hereby amended:

Effective date January 1, 1997:
------------------------------

SECTION 1 - PLAN IDENTITY
-------------------------

1.4 Fiscal Period. This Plan shall be operated on the basis of a January 1 - December 31 fiscal year for the purpose of keeping the Plan's books and records, and distributing or filing any reports or returns required by law.

Effective date January 1, 1997:
------------------------------

SECTION 2 - DEFINITIONS
-----------------------

The following definition shall be changed:

     "Plan Year" means each period of 12 consecutive months beginning on January 1 of 1997 and each succeeding year. Prior to July 1, 1996, the Plan Year meant each period of 12 consecutive months beginning on July 1 of 1983 and each succeeding year. The period beginning on July 1, 1996 and ending on December 31, 1996 was a Short Plan Year.

Effective date July 1, 1996:
---------------------------

The following definition shall be added:

     "Short Plan Year" means a Plan Year of less than 12 months. In accordance with Internal Revenue Service Regulation 1.401(a)(17)-1(b)(3)(iii), the compensation limit for a Short Plan Year shall be an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction, the numerator of which is the number of months in the Short Plan Year, and the denominator of which is 12.

     In a Short Plan Year, if the Cash Compensation of any Participant consists of or includes commissions, then the Participant's Cash Compensation limitation shall be adjusted, with the exclusion of any Cash Compensation in excess of $75,000 (with adjustment for cost of living increases identical to the cost of living increases announced by the Internal Revenue Service for retirement plan limitations), with the annual Cash Compensation limitation multiplied by a fraction, the numerator of which is the number of months in the Short Plan Year, and the denominator of which is 12.

                                      lx

     In a Short Plan Year, the Hours of Service which must be credited to an Active Participant in order for that Active Participant to receive an Employer Contribution and Forfeiture allocation shall be adjusted, with the 1,000 Hours of Service requirement multiplied by a fraction, the numerator of which is the number of months in the Short Plan Year, and the denominator of which is 12.

                                      lxi

                            NINTH AMENDMENT TO THE

                       MID AMERICA FEDERAL SAVINGS BANK

                         EMPLOYEE STOCK OWNERSHIP PLAN


This Ninth Amendment to the MidAmerica Federal Savings Bank Employee Stock Ownership Plan was executed on December 16, 1997 by MidAmerica Federal Savings Bank, an Illinois corporation.

Pursuant to the provisions of Section 13 of the MidAmerica Federal Savings Bank Employee Stock Ownership Plan (the "Plan"), the Plan is hereby amended:

Effective July 1, 1995:
----------------------

SECTION 3 - ELIGIBILITY FOR PARTICIPATION
-----------------------------------------

Section 3 shall be amended by adding Section 3.7:

3.7  Military Service.
     ----------------

     Effective with the Plan Year beginning on July 1, 1995, notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code.

Effective January 1, 1996:
-------------------------

SECTION 10 - PAYMENT OF BENEFITS
----------------------------------

Section 10.1 shall be replaced in its entirety with the following:

10.1  Benefits for Participants.
      -------------------------

     A Participant whose Service ends for any reason shall receive the vested portion of his Account in a single payment on a date selected by the Committee. That date shall be on or before the 60th day after the end of the Plan Year in which his Service ends. Notwithstanding the foregoing, if the balance credited to his Account exceeds $3,500, his benefits shall not be paid before the latest of his 65th birthday or the tenth anniversary of the year in which he commenced participation in the Plan unless he elects an early payment date in a written election filed with Committee. A participant may modify such election at any time, provided any new benefit payment date is at least 30 days after a modified election is delivered to the Committee. A Participant's benefits from that portion of his Account committed to the Investment Fund shall be calculated on the basis of the most recent Valuation Date before the day of payment.

                                     lxii

Effective January 1, 1997
-------------------------

Section 10 shall be amended by adding Section 10.1A:

10.1A  Distribution Upon Attainment of Age 70 1/2.

     Distributions must commence to a terminated Participant no later than the April 1 following the calendar year in which the Participant attained age 70 1/2.

     Effective January 1, 1997, a Participant who is in Service upon the attainment of age 70 1/2 in 1997 or a subsequent Plan Year, and does not own more than 5% of the Employer Stock, shall have the option to elect to receive (or not to receive) an annual minimum distribution. If a Participant elects not to receive an annual minimum distribution, a required minimum distribution shall not commence until the calendar year in which the Participant retires.

     Prior to January 1, 1997, if a Participant was in Service upon the attainment of age 70 1/2, minimum distribution payments had to commence by April 1 of the calendar year following the calendar year in which the Participant became 70 1/2.

Effective January 1, 1998
-------------------------

Section 10.1 shall be replaced in its entirety with the following:

10.1  Benefits for Participants.
      -------------------------

     A Participant whose Service ends for any reason shall receive the vested portion of his Account in a single payment on a date selected by the Committee. That date shall be on or before the 60th day after the end of the Plan Year in which his Service ends. Notwithstanding the foregoing, if the balance credited to his Account exceeds $5,000, his benefits shall not be paid before the latest of his 65th birthday or the tenth anniversary of the year in which he commenced participation in the Plan, unless he elects an early payment date in a written election filed with the Committee. A Participant may modify such election at any time, provided any new benefit payment date is at least 30 days after a modified election is delivered to the Committee. A Participant's benefits from that portion of his Account committed to the Investment Fund shall be calculated on the basis of the most recent Valuation Date before the day of payment.

     Prior to the Plan Year beginning on January 1, 1998, if the balance credited to a Participant's Account exceeded $3,500, then his benefits were not paid before the latest of his 65th birthday or the tenth anniversary of the year in which he commenced participation in the Plan, unless he elected an early payment date in a written election filed with the Committee.

                                     lxiii

Effective July 1, 1995:
----------------------

Section 10 shall be amended by adding Section 10.10:

10.10  Distribution of Assets Transferred from Money Purchase Pension Plan.
       -------------------------------------------------------------------

     Effective with the Plan Year beginning on July 1, 1995, notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Employee's retirement, death, disability, or severance from employment, and prior to plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Section 14(l) of the Internal Revenue Code, to this Plan from a Money Purchase Pension Plan qualified under Section 401(a) of the Code (other than any portion of those assets and liabilities attributable to voluntary employee contributions).

Effective January 1, 1997:
-------------------------

Section 10 shall be amended by adding Section 10.11:

10.11  In-Service Distribution Upon Attainment of Age 59 1/2.
       -----------------------------------------------------

     Effective with the Plan Year beginning on January 1, 1997, a Participant who has attained the age of 59 1/2 may withdraw all or any part of the balance in his Account.

                                     lxiv

                            TENTH AMENDMENT TO THE

                             MID AMERICA BANK, FSB

                         EMPLOYEE STOCK OWNERSHIP PLAN


This Tenth Amendment to the Mid America Bank, fsb, Employee Stock Ownership Plan was executed on January 27, 1998 by Mid America Bank, fsb, an Illinois corporation.

Pursuant to the provisions of Section 13 of the Mid America Bank, fsb, Employee Stock Ownership Plan (the "Plan"), the Plan is hereby amended:

Effective January 1, 1998
-------------------------

SECTION 1 - PLAN IDENTITY
-------------------------

1.1 Name. The name of this Plan is "Mid America Bank, fsb, Employee Stock Ownership Plan." The former Plan name was Mid America Federal Savings Bank Employee Stock Ownership Plan.

SECTION 2 - DEFINITIONS
-----------------------

The following definition shall be changed:

     "Company" means Mid America Bank, fsb, and any entity which succeeds to the business of Mid America Bank, fsb, and adopts this Plan as its own pursuant to Section 13.2. Prior to 1998, the legal name of Mid America Bank, fsb was Mid America Federal Savings Bank.

Effective January 1, 1997
-------------------------

SECTION 10 - PAYMENT OF BENEFITS
--------------------------------

Section 10 shall be amended by adding Section 10.1A:

10.1A  Distribution Upon Attainment of Age 70 1/2.

     Distributions must commence to a terminated Participant no later than the April 1 following the calendar year in which the Participant attained age 70 1/2.

     Effective January 1, 1997, a Participant who is in Service upon the attainment of age 70 1/2, and who owns more than 5% of the Employer Stock, shall commence to receive minimum distribution payments by April 1 of the calendar year following the calendar year in which the Participant attained age 70 1/2.

     Prior to January 1, 1997, a Participant who was in Service upon the attainment of age 70 1/2 and lxv
     who did not own more than 5% of the Employer Stock, as well as a Participant who owned more than 5% of the Employer Stock, had to commence to receive minimum distribution payments by April 1 of the calendar year following the calendar year in which the Participant became 70 1/2.

                                     lxvi

                             ELEVENTH AMENDMENT TO

                             MID AMERICA BANK, FSB

                         EMPLOYEE STOCK OWNERSHIP PLAN


This Eleventh Amendment to the Mid America Bank, fsb, Employee Stock Ownership Plan was executed on September 22, 1998 by Mid America Bank, fsb, an Illinois corporation.

Pursuant to the provisions of Section 13 of the Mid America Bank, fsb, Employee Stock Ownership Plan (the "Plan"), the Plan is hereby amended:


EFFECTIVE JANUARY 1, 1997
---------------------------

SECTION 2.  DEFINITIONS.

The following definitions shall be changed:

"BREAK IN SERVICE" means any five or more consecutive 12-month periods beginning January 1 in which an Employee has 500 or fewer Hours of Service per period. Solely for this purpose, an Employee shall be considered employed for his normal hours of paid employment during a Recognized Absence, unless he does not resume his Service at the end of the Recognized Absence. Further, if an Employee is absent for any period beginning on or after January 1, 1985, (i) by reason of the Employee's pregnancy, (ii) by reason of the birth of the Employee's child,
(iii) by reason of the placement of a child with the Employee in connection with the Employee's adoption of the child, or (iv) for purposes of caring for such child for a period beginning immediately after such birth or placement, the Employee shall be credited with the Hours of Service which would normally have been credited but for such absence, up to a maximum of 501 Hours of Service, in the first 12-month period which would otherwise be counted toward a Break in Service.



"EMPLOYEE" means any individual who is or has been employed or self-employed by an Employer. "Employee" shall also mean any Employee of the Company maintaining the Plan or of any other Company required to be aggregated with such Company under Sections 414(b), (c), (m), or (o) of the Code.

"Employee" also means an individual employed by a leasing organization who, pursuant to an agreement between the Company and the leasing organization, has performed services for the Company and any related persons (within the meaning of Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control by the Company. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the Company shall be treated as provided by the Company.

                                     lxiv

However, such a "leased employee" shall not be considered an Employee of the Company if (i) he participates in a money purchase pension plan sponsored by the leasing organization which provides for immediate participation, full and immediate vesting, and a nonintegrated annual employer contribution rate of at least 10 percent of the Employee's compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 402(e)(3), Section 402(h)(1)(B), or Section 403(b) of the Code; and
(ii) leased employees do not constitute more than 20 percent of the Company's nonhighly compensated work force.


"Highly Compensated Employee", for any Plan Year beginning after December 31, 1996, means an Employee who (i) owned more than five percent of the outstanding equity interest or the outstanding voting interest in any Employer at any time during the year or the preceding year, or (ii) for the preceding year had Total Compensation from the Employer in excess of $80,000 (as adjusted pursuant to Section 415(d) of the Code). For this purpose:


(a) "Total Compensation" shall include any amount which is excludable from the Employee's gross income for tax purposes pursuant to Sections 125, 402(a)(8), 402(h)(1)(B), or 403(b) of the Code.

(b) A former Employee shall be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee when such Employee separated from service, or if such Employee was a Highly Compensated Employee at any time after attaining age 55.


Prior to the Plan Year beginning on January 1, 1997, if an Employee was, during a determination year or look-back year, a Family Member of either a (i) 5 percent owner who was an active or former Employee or (ii) Highly Compensated Employee who was one of the 10 most Highly Compensated Employees ranked on the basis of Total Compensation paid by the Employer during such year, then the Family Member and the 5 percent owner or top-ten Highly Compensated Employee were aggregated. In such case, the Family Member and 5 percent owner or top-ten Highly Compensated Employee were treated as a single Employee receiving compensation and plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the Family Member and 5 percent owner or top-ten Highly Compensated Employee. For purposes of this section, Family Member included the Spouse, lineal ascendants and descendants of the Employee or former Employee, and the spouses of such lineal ascendants and descendants.


SECTION 3.  ELIGIBILITY FOR PARTICIPATION.

Section 3.2 shall be replaced in its entirety with the following:

3.2  Definition of Eligibility Year.

     An "Eligibility Year" means an applicable eligibility period (as defined below) in which the Employee has at least 1,000 Hours of Service. For this purpose, (i) an Employee's first "eligibility period" is the 12-consecutive month period beginning on the first day in which he has an Hour of Service, and (ii) his subsequent eligibility periods will be 12-consecutive month periods beginning on each January 1 after that first day of Service.

                                      lxv

SECTION 9.  VESTING OF PARTICIPANTS' INTERESTS.

Section 9.2 shall be replaced in its entirety with the following:

9.2  Computation of Vesting Years.

     For purposes of this Plan, a "Vesting Year" means each 12-month period beginning January 1, in which an Employee has at least 1,000 Hours of Service, beginning on his initial Service with any Employer, and including certain Service with other employers as provided in the definition of "Service". However, a Participant's Vesting Years shall be computed subject to the following conditions and qualifications:

     (a) A Participant's Vesting Years shall not include any Service prior to the 12-month period in which the Participant reached age 18.

     (b) A Participant's vested interest in his Account accumulated before a Break in Service shall be determined without regard to any Service after the Break. Further, if a Participant has a Break in Service before his interest in his Account has become vested to some extent, he shall lose credit for any Vesting Year before the break.

     (c) Unless otherwise specifically excluded, a Participant's Vesting Years shall include any period of active military duty to the extent required by the Military Selective Service Act of 1967 (38 U.S.C.
          Section 2021).


EFFECTIVE AUGUST 5, 1997
------------------------

SECTION 14.  MISCELLANEOUS PROVISIONS.

Section 14.2 shall be replaced in its entirety with the following:

14.2 Nonassignability of Benefits.

     No assignment, pledge, or other anticipation of benefits from the Plan will be permitted or recognized by the Employers, the Committee, or the Trustee, nor will benefits from the Plan be subject to attachment, garnishment, or other legal process for debts or liabilities of any Participant or Beneficiary, unless the order or requirement to pay arises under a monetary judgment against a Participant or Beneficiary for a criminal or civil violation with respect to the Plan, pursuant to Section 401(a)(13) of the Code.

     This prohibition on assignment or alienation shall apply to any judgment, decree, or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony, or property rights to a present or former spouse, child or other dependent of a Participant pursuant to a State domestic relations or community property law, unless the judgment, decree, or order is determined by the Committee to be a qualified domestic relations order within the meaning of Section 414(p) of the Code.


EFFECTIVE JANUARY 1, 1998
----------------------------

SECTION 2.  DEFINITIONS.

                                     lxvi

The following definition shall be changed:

"SHORT PLAN YEAR" means a Plan Year of less than 12 months. In accordance with Internal Revenue Service Regulation 1.401(a)(17)-1(b)(3)(iii), the compensation limit for a Short Plan Year shall be an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction, the numerator of which is the number of months in the Short Plan Year, and the denominator of which is 12.

In a Short Plan Year, if the Cash Compensation of any Participant consists of or includes commissions, then the Participant's Cash Compensation limitation shall be adjusted, pursuant to Section 4.3, with the annual Cash Compensation limitation multiplied by a fraction, the numerator of which is the number of months in the Short Plan Year, and the denominator of which is 12.

In a Short Plan Year, the Hours of Service which must be credited to an Active Participant in order for that Active Participant to receive an Employer Contribution and Forfeiture allocation shall be adjusted, with the 1,000 Hours of Service requirement multiplied by a fraction, the numerator of which is the number of months in the Short Plan Year, and the denominator of which is 12.


SECTION 4.  EMPLOYER CONTRIBUTIONS AND CREDITS.

4.3  Definitions Related to Contributions.

     The definition of "Cash Compensation" shall be changed to:


     "CASH COMPENSATION" means a Participant's compensation from his Employer with respect to that portion of a Plan Year in which he is an Active Participant. A Participant's compensation shall be based upon the cash method of accounting; overtime pay, bonuses, stock bonuses, commissions, taxable sick pay, severance pay, any compensation deferred under a qualified cash or deferred arrangement, and similar items shall be included, but any compensation income realized under a stock option, amounts paid or received from an Employer to cover travel, entertainment, moving, or similar expenses, and the value of any fringe benefits not received in cash shall be excluded.

     Effective with the Plan Year beginning on January 1, 1998, notwithstanding anything herein to the contrary, if the Cash Compensation of any Participant consists of or includes commissions, then the Participant's Cash Compensation eligible for the allocation of Contributions and Forfeitures shall exclude any Cash Compensation in any Plan Year in excess of 110% of the compensation amount used to determine if an Employee is Highly Compensated under Section 414(q)(B)(i) of the Code.

     For the Plan Year beginning on July 1, 1992 through the Plan Year beginning on January 1, 1997, the Participant's Cash Compensation eligible for the allocation of Contributions and Forfeitures excluded any Cash Compensation in any Plan Year in excess of $75,000, with cost of living increases identical to the cost of living increases announced by the Internal Revenue Service for retirement plan limitations.


     A Participant's Cash Compensation shall exclude any compensation in any Plan Year beginning after 1988 and in subsequent Plan Years up to and including the Plan Year beginning in 1993 in excess of $200,000 (or the limit currently in effect under Section 401(a)(17) of the Code).

                                     lxvii

     For any Plan Year beginning after 1993, a Participant's Cash Compensation shall exclude any compensation in excess of the OBRA `93 annual compensation limit of $150,000, as adjusted for increases in cost of living in accordance with Section 401(a)(17)(B) of the Code. For any Plan Year beginning after 1994, a Participant's Cash Compensation shall exclude any compensation paid to a Participant which results from the sale of any vacation benefits.


SECTION 5.  LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS.

Sections 5.1 and 5.2 shall be replaced in its entirety with the following:

5.1  Limitation on Annual Additions.
     -------------------------------

     For limitation years beginning on January 1, 1998, for purposes of applying the limitations of this section, compensation paid or made available during each limitation year shall include any Elective Deferral (as defined in Section 402(g)(3) of the Code), and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includable in the gross income of the Employee by reason of Sections 125 or 457 of the Code.

     Notwithstanding the provisions of Section 4, the annual addition to a Participant's accounts under this and any other defined contribution plans maintained by the Employer shall not exceed for any limitation year an amount equal to the lesser of (i) $30,000, as adjusted under Section 415(d) of the Code; or (ii) 25 percent of the Participant's Total Compensation for such limitation year.

     The defined benefit dollar limitation shall be $90,000, as adjusted under
     Section 415(d) of the Code.

     For purposes of this Section 5.1 and the following 5.2, the "annual addition" to a Participant's accounts means the sum of (i) the Employer Contributions and Employee Forfeitures credited to a Participant's accounts with respect to a limitation year, plus (ii) the Participant's total Voluntary Contributions for that year. The $30,000 and $90,000 limitations referred to shall, for each limitation year ending after 1988, be automatically adjusted by multiplying such limit by the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code in such manner as the Secretary shall prescribe. The new limitation will apply to limitation years ending within the calendar year of the date of the adjustment. Notwithstanding the foregoing, if the special limitations on annual additions described in Section 415(c)(6) of the Code applies, the limitations described in this section shall be adjusted accordingly.

     A "limitation year" means each 12-consecutive month period beginning on January 1.


5.2  Coordinated Limitation with Other Plans.
     ----------------------------------------

     Aside from the limitation prescribed by Section 5.1 with respect to the annual addition to a Participant's accounts for any single limitation year, if a Participant has ever participated in one or more defined benefits plans maintained by an Employer, then the annual additions to his accounts shall be limited on a cumulative basis so that the sum of his defined contribution plan fraction and his defined benefit plan fraction does one exceed one. For this purpose:

     (a) A Participant's defined contribution plan fraction with respect to a Plan Year shall be lxviii
          a fraction, the numerator of which is the sum of the annual additions to his accounts under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior limitation years (including the annual additions attributable to the Participant's nondeductable employee contributions to this and all other defined benefit plans (whether or not terminated) maintained by the Employer, and the annual additions attributable to all welfare benefit funds or individual medical accounts and simplified employee pension plans maintained by the Employer) and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation Years of Service with the Employer.

     (b) A Participant's defined benefit plan fraction with respect to a limitation year shall be a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of (i) 125 percent of the dollar limitation determined for the limitation year under Sections 415(b)(1)(A) and (d) of the Code, or (ii) 140 percent of the Participant's average Total Compensation during his highest-paid three consecutive limitation years, including any adjustments under Section 415(b)(5) of the Code.

          In the case of a Participant who has separated from Service, the Participant's highest average Total Compensation will be automatically adjusted by multiplying such compensation by the cost of living adjustment factor prescribed by the Secretary of the Treasury under
          Section 415(d) of the Code in such manner as the Secretary shall prescribe. The adjusted amount will apply to limitation years ending within the calendar year of the date of the adjustment.

     The maximum aggregate amount in any limitation year is the lesser of (i) 125 percent of the dollar limitation under Section 415(c)(1)(A) of the Code after adjustment under Section 415(d), or (ii) 35 percent of the Participant's Total Compensation for such year.


SECTION 12.  THE COMMITTEE AND ITS FUNCTION.

Section 12.1 shall be replaced in its entirety with the following:

12.1 Authority of Committee.

     The Committee shall be the "plan administrator" within the meaning of ERISA. The Committee has full discretion to interpret the terms of the Plan, to determine factual questions that arise in the course of administering the Plan, to adopt rules and regulations regarding the administration of the Plan, to determine the conditions under which benefits become payable under the Plan, and to make any other determinations that the Committee believes are necessary and advisable for the administration of the Plan, except to the extent such responsibility and authority are otherwise specifically (i) allocated to the Company, the Employers, or the Trustee under the Plan and Trust Agreement, (ii) delegated in writing to other persons by the Company, the Employers, the Committee, or the Trustee, or (iii) allocated to other parties by operation of law. Any determination made by the Committee shall be final and binding on all parties.

     The Committee shall have no investment responsibility with respect to the Investment Fund except to the extent, if any, specifically provided in the Trust Agreement.

     The Committee may delegate all or any portion of its authority to any person or entity.

     In the discharge of its duties, the Committee may employ accountants, actuaries, legal counsel,

                                     lxix
     and other agents (who also may be employed by an Employer or the Trustee in the same or some other capacity) and may pay their reasonable expenses and compensation.



                           TWELFTH AMENDMENT TO THE

                             MID AMERICA BANK, FSB

                         EMPLOYEE STOCK OWNERSHIP PLAN


This Twelfth Amendment to the Mid America Bank, fsb Employee Stock Ownership Plan was executed on February 23, 1999 by Mid America Bank, fsb.

Pursuant to the provisions of Section 14 (previously Section 13) of the Mid America Bank, fsb Employee Stock Ownership Plan (the "Plan"), the Plan is hereby amended, effective January 1, 1999.


The following definition shall be added to Section 2:

SECTION 2.  DEFINITIONS.
            ------------

     "MERGED PLAN CONTRIBUTION ACCOUNT" means an account established and maintained for a Participant with respect to assets which were credited to his name in another qualified plan and which have been merged into this plan, pursuant to Section 5.


A new Section 5 shall be added to the Plan, with previous Sections 5 through 15 renumbered, and all references to these section numbers in the Plan changed accordingly.

SECTION 5.  MERGED PLAN CONTRIBUTIONS.
            --------------------------

(a)  Contributions.

     A Participant in this Plan may have assets merged into this Plan from an ESOP plan of another employer.

     The balance in a Participant's Merged Plan Contribution Account shall be 100% vested and not subject to Forfeiture for any reason.

(b)  Investment.

     Merged Plan Contributions shall be held in Sub-Trust Accounts.

Change previous Section 5, Limitations on Contributions and Allocations, to
Section 6.

Change previous Section 6, Trust Fund, and Its Investment, to Section 7.

                                      lxx

Change previous Section 7, Voting Rights and Dividends on Stock, to Section 8.


Change previous Section 8, Adjustments to Accounts, to Section 9.

Change previous Section 9, Vesting of Participants' Interests, to Section 10.


Section 10.1 (previously 9.1), Deferred Vesting in Accounts, shall be replaced in its entirety with the following:

SECTION 10.  VESTING OF PARTICIPANTS' INTERESTS.
             -----------------------------------

9.1  Deferred Vesting in Accounts.
     -----------------------------

     (a)  Employer Contribution Account.

          A Participant's vested interest in his Employer Contribution Account shall be based on his Vesting Years in accordance with the following table, subject to the balance of this Section 10:

          Vesting Years    Percentage of Interest Vested
          -------------    -----------------------------

          fewer than 3                     0%
          3                               20%
          4                               40%
          5                               60%
          6                               80%
          7                              100%

     (b)  Merged Plan Contribution Account.

          A Participant's Merged Plan Contribution Account is not subject to the Vesting Schedule in 10.1(a), and shall be 100% vested and not forfeitable for any reason.

Change previous Section 10, Payment of Benefits, to Section 11.


Change previous Section 11, Rules Governing Benefit Claims and Review of Appeals, to Section 12.


Change previous Section 12, The Committee and Its Functions, to Section 13.


Change previous Section 13, Adoption, Amendment, or Termination of the Plan, to
Section 14.


Change previous Section 14, Miscellaneous Provisions, to Section 15.


Change previous Section 15, Top-Heavy Provisions, to Section 16.

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